                           SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                              ACTIVE POWER, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:


     (2) Aggregate number of securities to which transaction applies:


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


     (4) Proposed maximum aggregate value of transaction:


     (5) Total fee paid:


[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:


     (2) Form, Schedule or Registration Statement No.:


     (3) Filing Party:


     (4) Date Filed:


Notes:

                         [LOGO OF ACTIVE POWER, INC.]

                              ACTIVE POWER, INC.

                      11525 Stonehollow Drive, Suite 110
                              Austin, Texas 78758

                                March 15, 2001

Dear Stockholder:

  You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Active Power, Inc., which will be held at Renaissance Austin Hotel on Thursday, April 26, 2001, at 3:00 p.m. Central Daylight Time.

  Details of the business to be conducted at the annual meeting are given in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

  After careful consideration, our Board of Directors has unanimously approved the proposal set forth in the Proxy Statement and recommends that you vote in favor of such proposal and for both of the directors nominated for election to the Active Power, Inc. Board of Directors.

  You may vote your shares by signing, dating and returning the enclosed proxy promptly in the accompanying reply envelope. Representation of your shares at the meeting is very important. Accordingly, whether or not you plan to attend the meeting, we urge you to submit your proxy promptly by one of the methods offered. If you are able to attend the annual meeting and wish to change your proxy vote, you may do so simply by voting in person at the meeting.

                                 Sincerely,
                                 /s/ JOSEPH F. PINKERTON III
                                 Joseph F. Pinkerton, III
                                 President and Chief Executive Officer

                              ACTIVE POWER, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 26, 2001

TO THE STOCKHOLDERS OF ACTIVE POWER, INC.:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Active Power, Inc., a Delaware corporation, will be held on Thursday, April 26, 2001, at 3:00 p.m. Central Daylight Time, at Renaissance Austin Hotel, 9721 Arboretum Blvd., Austin, Texas 78759, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

  1. To elect two Class I directors to serve until our 2004 annual meeting of stockholders, or until their successors are duly elected and qualified;

  2. To ratify the appointment of Ernst & Young LLP as independent auditors for our company for the fiscal year ending December 31, 2001; and

  3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

  Only stockholders of record at the close of business on March 1, 2001 are entitled to notice of and to vote at the Annual Meeting. Our stock transfer books will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our executive offices.

  All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please vote your shares by signing, dating and returning the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by proxy, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                          Sincerely,
                                          /s/ David S. Gino
                                          David S. Gino
                                          Secretary

Austin, Texas
March 15, 2001

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, AND VOTE YOUR SHARES BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURNING IT IN THE ENCLOSED ENVELOPE.

                              ACTIVE POWER, INC.

                      11525 Stonehollow Drive, Suite 110
                              Austin, Texas 78758

                                PROXY STATEMENT
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON APRIL 26, 2001

General

  The enclosed proxy is solicited on behalf of the Board of Directors of Active Power, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on April 26, 2001. The annual meeting will be held at 3:00 p.m. Central Daylight Time at Renaissance Austin Hotel, 9721 Arboretum Blvd, Austin, Texas 78759. These proxy solicitation materials were mailed on or about March 15, 2001, to all stockholders entitled to vote at our annual meeting.

Voting

  The specific proposals to be considered and acted upon at our annual meeting are summarized in the accompanying notice and are described in more detail in this proxy statement. On March 1, 2001, the record date for determination of stockholders entitled to notice of and to vote at the annual meeting, we had outstanding 39,257,420 shares of our common stock and no shares of our preferred stock. Each stockholder is entitled to one vote for each share of common stock held by such stockholder on March 1, 2001. Stockholders may not cumulate votes in the election of directors.

  All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

Proxies

  If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the annual meeting in accordance with the instructions specified thereon. If you sign and return your proxy without specifying how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the director proposed by our board unless the authority to vote for the election of such director is withheld and, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposal 2 described in the accompanying notice and proxy statement. You may revoke or change your Proxy at any time before the annual meeting by filing with our Corporate Secretary at our principal executive offices at 11525 Stonehollow Drive, Suite 110, Austin, Texas 78758, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the annual meeting and voting in person.

Solicitation

  We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. We do not presently intend to solicit proxies other than by mail.

Deadline for Receipt of Stockholder Proposals

  Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, stockholder proposals to be presented at our 2002 annual meeting of stockholders and in our proxy statement and form of proxy relating to that meeting, must be received by us at our principal executive offices in Austin, Texas, addressed to our Secretary, not later than October 15, 2001, the date which is 120 days prior to March 15, 2002. With respect to any stockholder proposal not submitted pursuant to Rule 14a-8 and unless notice is received by us in the manner specified in the previous sentence, persons acting as proxies shall have discretionary authority to vote against any proposal presented at our 2002 annual meeting of stockholders. These proposals must comply with applicable Delaware law, the rules and regulations promulgated by the Securities and Exchange Commission and the procedures set forth in our bylaws.

                  MATTERS TO BE CONSIDERED AT ANNUAL MEETING
                      PROPOSAL ONE: ELECTION OF DIRECTORS

General

  Our certificate of incorporation provides that our board of directors be divided into three classes of directors, as nearly equal in size as practicable, and each of which will serve staggered three-year terms or until his or her successor has been duly elected and qualified. At this annual meeting, we will be electing two Class I directors whose terms will expire at our 2004 annual meeting. Our board currently consists of six persons. Both of the nominees listed below are current directors.

  Both nominees for election have agreed to serve if elected, and management has no reason to believe that the nominees will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who may be designated by our present board of directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

Nominees for Director

  The following table sets forth the name, age and current position of each person who is a nominee for election as one of our directors:

                                                                  Proposed Class
      Name                                   Age Current Position  of Director
      ----                                   --- ---------------- --------------
      Richard E. Anderson...................  36     Director        Class I

      Rodney S. Bond........................  56     Director        Class I

                        Nominees for Class I Directors

  Richard E. Anderson, 36, has served as a member of our Board of Directors since 1992. In 1992, Mr. Anderson co-founded Hill Partners, Inc., a real estate development and investment company, where he currently serves as partner. Mr. Anderson holds a B.A. in economics from Southern Methodist University.

  Rodney S. Bond, 56, has served as a member of our Board of Directors since September 1994. From May 1990 to October 2000, Mr. Bond served in various capacities with VTEL Corporation, a public digital video communications company, including as Vice President, Chief Strategic Officer and Vice President, Chief Financial Officer. Mr. Bond is currently a principal serving as a financial and strategic planning consultant at Sherman Partners in Austin, Texas. Mr. Bond holds a B.S. in metallurgical engineering from the University of Illinois and a M.B.A. from Northwestern University.

Other Directors

  Set forth below is information concerning our other directors whose term of office continues after this annual meeting.

 Class II Directors Whose Terms Expire at the 2002 Annual Meeting of
Stockholders.

  Jan H. Lindelow, 55, has served as a member of our Board of Directors since February 1998. Mr. Lindelow is currently the chairman of Tivoli Systems, Inc. Since May 1997, he has served in various other capacities at Tivoli, including as president, chief operating officer and chief executive officer. From January 1995 to April 1997, he was a self-employed management consultant. From 1988 to June 1994, Mr. Lindelow worked in various capacities at Asea Brown Boveri AG. Mr. Lindelow holds an M.S. in electrical engineering from the Royal Institute of Technology in Stockholm, Sweden.

  Terrence L. Rock, 54, has served as a member of our Board of Directors since 1997. Since 1996, Mr. Rock has served as a partner with CenterPoint Venture Partners. From 1983 to 1996, Mr. Rock worked for Convex Computer Corporation holding various positions, including President and Vice President of Operations. Mr. Rock also serves on the board at several private companies. Mr. Rock holds a B.S. in mechanical engineering from South Dakota School of Mines and Technology.

 Class III Directors Whose Terms Expire at the 2003 Annual Meeting of Stockholders.

  Eric L. Jones, 65, has served as the Chairman of the Board of Directors since March 1995. Since April 1994, he has been a partner with SSM Venture Partners, L.P., an Austin, Texas-based venture capital firm. Mr. Jones is currently a director/chairman of several private companies including 360 Commerce, eTopware, Motive Communications and NetBotz. He is also the past chairman of the board of directors of VTEL Corporation and Tivoli Systems, both of which became public companies during his tenure. During a 25 year career at Texas Instruments, Mr. Jones managed Fortune 500-sized business units as a corporate vice president and group president. Mr. Jones holds a Ph.D. in mechanical engineering from the University of Texas at Austin.

  Joseph F. Pinkerton, III, 37, our founder, has served as our Chief Executive Officer, President and member of our Board of Directors since August 1992. Prior to founding Active Power, from June 1989 to June 1992, Mr. Pinkerton was a principal with Fundamental Research Corporation, a private research and development company in Walled Lake, Michigan. Mr. Pinkerton holds numerous U.S. and foreign patents. Mr. Pinkerton holds a B.A. in physics from Albion College, in association with Columbia University.

Board Committees and Meetings

  In 2000, our board of directors held eleven (11) meetings and acted by unanimous written consent two (2) times including meetings held by the board of directors of our predecessor Texas company. The board of directors has an audit committee and a compensation committee. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the board of directors and (ii) the total number of meetings held by all committees of the board on which such director served during fiscal 2000.

  Audit Committee. The audit committee reports to the board of directors with regard to the selection of our independent auditors, the scope of our annual audits, fees to be paid to the auditors, the performance of our independent auditors, compliance with our accounting and financial policies, and management's procedures and policies relative to the adequacy of our internal accounting controls. The members of the audit committee are Messrs. Bond, Lindelow and Rock. The audit committee held two (2) meetings during fiscal 2000.

  Our board adopted and approved an amended charter for the audit committee in March, 2001, a copy of which is attached hereto as Appendix A. The board has determined that all members of the audit committee are "independent" as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

  Compensation Committee. The compensation committee reviews and makes recommendations to the board regarding our compensation policies and all forms of compensation to be provided to our directors, executive officers and certain other employees. In addition, the compensation committee reviews bonus and stock compensation arrangements for all of our other employees. The compensation committee also administers our stock option and stock purchase plans. The members of the compensation committee are Messrs. Anderson, Lindelow and Rock. The compensation committee held twelve (12) meetings during fiscal 2000.

Director Compensation and Indemnification Arrangements

  Each of our non-employee directors receives a fee of $5,000 per quarter for his service as a director. In addition, non-employee directors receive option grants at periodic intervals under the automatic option grant program of our 2000 Stock Incentive Plan. Non-employee and employee directors are also eligible to receive option grants under the discretionary option grant program of the 2000 plan. Under the automatic option grant program, each individual who first becomes a non-employee board member at any time after our initial public offering receives an option grant to purchase 25,000 shares of common stock on the date such individual joins the board. In addition, on the date of each annual stockholders meeting held after our initial public offering, each non-employee board member who continues to serve as a non-employee board member is automatically granted an option to purchase 7,500 shares of common stock, provided such individual has served on the board for at least six months.

  Our certificate of incorporation limits the liability of our directors to us or our stockholders for breaches of the directors' fiduciary duties to the fullest extent permitted by Delaware law. In addition, our certificate of incorporation and bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Delaware law. We also maintain directors' and officers' liability insurance and enter into indemnification agreements with all of our directors and executive officers.

Recommendation of the Board of Directors

  The Board of Directors recommends that the stockholders vote FOR the election of both of the nominees listed above.

              PROPOSAL TWO: RATIFICATION OF INDEPENDENT AUDITORS

  Our board of directors appointed the firm of Ernst & Young LLP, independent auditors for the fiscal year ended December 31, 2000 and has appointed Ernst & Young LLP to serve in the same capacity for the fiscal year ending December 31, 2001. Fees for the last annual audit were $54,000 and all other fees were $270,000, including audit related services of $260,000 and non-audit related services of $10,000. Audit related services primarily related to the preparation of registration statements filed with the Securities and Exchange Commission. We did not engage Ernst & Young LLP to provide advice to Active Power regarding financial information systems design and implementation during fiscal 2000. The board is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the annual meeting is required to ratify the selection of Ernst & Young LLP.

  In the event the stockholders fail to ratify the appointment, our board will reconsider its selection. Even if the selection is ratified, the board in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the board believes that such a change would be in the best interests of the company and our stockholders.

  A representative of Ernst & Young LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Recommendation of the Board of Directors

  Our board of directors recommends that the stockholders vote FOR the ratification of the selection of Ernst & Young LLP to serve as our independent auditors for the fiscal year ending December 31, 2001.

                                 OTHER MATTERS

  We know of no other matters that will be presented for consideration at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as our board of directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

                            OWNERSHIP OF SECURITIES

  The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of March 1, 2001, by:

  . each person known by us to be a beneficial owners of five percent (5%) or more of our common stock;

  . each current director, each of whom is a nominee for election as a director;

  . each executive officer named in the summary compensation table of the Executive Compensation and Other Information section of this proxy statement; and

  .   all current directors and executive officers as a group.

  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. Except as indicated in the notes following the table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares of common stock used to calculate the percentage ownership of each listed person includes shares of common stock underlying options or warrants held by such persons that are exercisable within 60 days of March 1, 2001. The percentage of beneficial ownership before the offering is based on 39,257,420 shares of common stock outstanding as of March 1, 2001.

  Our common stock is the only class of voting securities outstanding. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

                                                                    Percentage
                                                         Shares     of Shares
                                                      Beneficially Beneficially
                  Beneficial Owner                       Owned        Owned
                  ----------------                    ------------ ------------

Executive Officers and Directors:
  Eric L. Jones......................................    758,087        1.9%
  Joseph F. Pinkerton, III...........................  5,900,726       15.0
  David S. Gino......................................    472,500        1.2
  James A. Balthazar.................................    285,970          *
  William E. Ott, II.................................    269,340          *
  Richard E. Anderson................................    353,609          *
  Rodney S. Bond.....................................     58,590          *
  Jan H. Lindelow....................................     93,680          *
  Terrence L. Rock...................................     63,159          *
  All current directors and executive officers as a
   group (9 persons).................................  8,255,661       21.0

--------
*  Less than one percent of the outstanding common stock

  Unless otherwise indicated, the address for all officers and directors is c/o Active Power, Inc., 11525 Stonehollow Drive, Suite 110, Austin, Texas 78758.

  . Eric L. Jones. 433,268 shares indicated as owned by Mr. Jones are included because of his association with funds affiliated with SSM Venture Partners. Mr. Jones is a shareholder of SSM Corporation, the general partner of SSM I, L.P., the general partner of (a) SSM Venture Partners, L.P., (b) SSM Partners II, L.P. and (c) SSM Venture Associates, L.P. Mr. Jones disclaims beneficial ownership of the shares held by SSM Venture Partners, L.P., SSM Venture Partners II, L.P. and SSM Venture Associates, L.P., except to the extent of his interest in SSM Corporation. Additionally, 38,880 of the shares indicated as owned by Mr. Jones are included because of his position as a trustee of various trusts for the benefit of his family members. Mr. Jones disclaims beneficial ownership of these shares. Mr. Jones' address is c/o SSM Corporation, 110 Wild Basin Rd., Suite 280, Austin, Texas 78734.

  . Joseph F. Pinkerton, III. Includes immediately exercisable options to purchase 70,500 shares of common stock, none of which were vested as of March 1, 2001. In addition, 554,000 of the shares indicated as owned by Mr. Pinkerton are held by the Joe Pinkerton GRAT for children and the Claire Pinkerton GRAT for children. Both trusts are for the benefit of Mr. Pinkerton's minor children. Mr. Pinkerton disclaims beneficial ownership of the 554,000 shares held in the trusts.

  . David S. Gino. 104,993 shares indicated as owned by Mr. Gino are subject to a right of repurchase in favor of us which lapses over time. These shares also include immediately exercisable options to purchase 232,507 shares of common stock, none of which were vested as of March 1, 2001.

  . James A. Balthazar. Includes immediately exercisable options to purchase
    57,170 shares of common stock, 8,455 shares of which were vested as of March 1, 2001.

  . William E. Ott, II. Includes immediately exercisable options to purchase
    174,940 shares of common stock, 77,287 shares of which were vested as of March 1, 2001.

  . Richard E. Anderson. 86,400 shares indicated as owned by Mr. Anderson are included because of his association with Rita Investments. Mr. Anderson also holds 100,000 shares, or 23.8%, of our non-voting 1992 preferred stock, which is not convertible into shares of our common stock. These shares of 1992 preferred stock are not included in the foregoing table. Mr. Anderson's address is c/o Hill Partners, 2800 Industrial Terrace, Austin, Texas 78758.

  . Rodney S. Bond. Includes immediately exercisable options to purchase
    27,000 shares of common stock, all of which are vested. Mr. Bond's address is c/o VTEL Corporation, 108 Wild Basin Road, Austin, Texas 78746.

  . Jan H. Lindelow. Includes immediately exercisable options to purchase
    43,200 shares of common stock, all of which are vested. Mr. Lindelow's address is c/o Tivoli Systems, 9442 Capital of Texas Highway North, Austin, Texas 78759.

  . Terrence L. Rock. Mr. Rock's address is c/o CenterPoint Venture Partners,
    13455 Noel Road, Suite 1670, Two Galleria Tower, Dallas, Texas 75240.

                             RELATED TRANSACTIONS

  Registration rights. According to the terms of an investors' rights agreement, some of our stockholders, including our chief executive officer, Joseph F. Pinkerton, III, may require us to file a registration statement under the Securities Act of 1933 with respect to the resale of their shares. We are not required to effect more than two of these demand registrations. Holders of demand registration rights may require us to file an unlimited number of registration statements on Form S-3 with respect to their shares of common stock.

  Additionally, some of our stockholders, including our chief executive officer, have piggyback registration rights with respect to future registration of our shares of common stock under the Securities Act. If we propose to register any shares of common stock under the Securities Act, the holders of shares having piggyback registration rights are entitled to receive notice of such registration and are entitled to include their shares in the registration.

  At any time after we become eligible to file a registration statement on Form S-3 under the Securities Act, holders of demand registration rights may require us to file up to six registration statements on Form S-3 with respect to their shares of common stock, resulting in an aggregate offering of at least $500,000 on each registration statement on Form S-3. We are not required to file more than one registration statement on Form S-3 in any one six-month period.

  These registration rights are subject to conditions and limitations, including the right of the underwriters of an offering to limit the number of shares of common stock to be included in the registration. We are generally required to bear all of the expenses of all registrations under the investors' rights agreement, except underwriting discounts and commissions incurred by the selling stockholders. The investors' rights agreement also contains our commitment to indemnify the holders of registration rights for losses they incur in connection with registrations under the agreement. Registration of any of the shares of common stock held by security holders with registration rights would result in those shares becoming freely tradeable without restriction under the Securities Act.

  Stock options granted to executive officers and directors. For more information regarding the grant of stock options to executive officers and directors in fiscal 2000, please see "Director Compensation and Indemnification Arrangements" above and "Option Grants in Fiscal 2000" below.

  Employment agreements. For information regarding the employment agreements we have with Joseph F. Pinkerton, III, and David S. Gino, please see "Employment Contracts, Termination of Employment and Change in Control Agreements" below.

  Consulting Agreement with Eric L. Jones. In May 1996, we entered into a consulting services agreement with Eric Jones, the chairman of our board of directors. In exchange for providing business and strategic advisory consulting services to us, Mr. Jones receives a fee of $6,250 per month. This agreement is terminable by either party with 30 days advance written notice.

  Indemnification and Insurance. Our bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. We have entered into indemnification agreements with all of our directors and executive officers and have purchased directors' and officers' liability insurance. In addition, our certificate of incorporation limits the personal liability of our board members for breaches of their fiduciary duties.

                            AUDIT COMMITTEE REPORT

  The Audit Committee reports as follows with respect to the audit of our fiscal 2000 audited financial statements:

  Management is responsible for Active Power's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of Active Power's financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

  In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that Active Power's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee has reviewed and discussed the financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

  Active Power's independent auditors also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent auditors that firm's independence and considered the compatibility of non-audit services with the independent auditors' independence.

  Based upon the Committee's discussion with management and the independent auditors and the Committee's review of the representation of management and the report of the independent auditors to the Committee, the Committee recommended that the board of directors include the audited financial statements in Active Power's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                          Rodney S. Bond
                                          Jan H. Lindelow
                                          Terrence L. Rock

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

  The following table provides certain summary information concerning the compensation earned, by our Chief Executive Officer and each of the three other most highly compensated executive officers whose salary and bonus for fiscal 2000 was in excess of $100,000, for services rendered in all capacities to the company for the fiscal years ended December 31, 1998, 1999 and 2000.

                          SUMMARY COMPENSATION TABLE


                                                                    Long-Term
                                                        Annual     Compensation
                                                     Compensation     Awards
                                                    -------------- ------------
                                                                    Securities
                                             Fiscal Salary  Bonus   Underlying
        Name and Principal Position           Year    ($)    ($)    Options (#)
        ---------------------------          ------ ------- ------ ------------
Joseph F. Pinkerton, III....................  2000  244,524 90,000       --
 President and Chief Executive Officer        1999  157,308 50,000       --
                                              1998  140,000    --        --

David S. Gino (1)...........................  2000  194,376 60,000       --
 Vice President of Finance and Chief          1999   13,982    --    432,000
  Financial Officer

James A. Balthazar..........................  2000  136,646 35,000       --
 Vice President of Marketing                  1999  128,750    254    15,120
                                              1998  125,000    303       --

William E. Ott, II..........................  2000  146,341 60,000       --
 Vice President of Sales and Service          1999  123,600 25,499    28,080
                                              1998  120,000 36,303       --

--------
(1) Mr. Gino joined us as our Vice President of Finance and Chief Financial Officer in December 1999.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

  We did not make any grants of stock options or stock appreciation rights during fiscal 2000 to our executive officers named in the Summary Compensation Table.

Fiscal Year-end Option Values

  The following table provides information about stock options exercised in fiscal 2000 and options held as of December 31, 2000 by each of our executive officers named in the Summary Compensation Table. No stock appreciation rights were exercised during fiscal 2000 and none were outstanding at December 31, 2000. Actual gains on exercise, if any, will depend on the value of our common stock on the date on which the shares are sold.

                           FISCAL 2000 OPTION VALUES

                                                   Number Of Securities
                          Shares                  Underlying Unexercised    Value of Unexercised In-
                         Acquired                       Options At            the-money Options At
                            On                      December 31, 2000(#)(2)December 31, 2000($)(2)(3)
                         Exercise     Value      ------------------------- -----------------------------
                           (#)    Realized($)(1) Exercisable Unexercisable Exercisable    Unexercisable
                         -------- -------------- ----------- ------------- -------------  --------------
Joseph F. Pinkerton,
 III....................     --           --          --            --                --              --
David S. Gino........... 239,993    5,065,652         --        192,007               --        4,052,787
James A. Balthazar...... 334,850    7,310,835       8,455        28,215           183,266         604,473
William E. Ott..........  86,400    1,881,576      77,287        77,153         1,676,940       1,661,667

--------
(1) The value realized of shares acquired on exercise was determined by subtracting the exercise price from the fair market value of the common stock on the exercise date multiplied by the number of shares acquired on exercise.
(2) Options granted under our 2000 Stock Incentive Plan and its predecessor plan are immediately exercisable. "Exercisable" refers to those options which were both exercisable and vested while "unexercisable" refers to those options which were unvested.
(3) Value is determined by subtracting the exercise price from the fair market value of our common stock at December 29, 2000 ($21.9375 per share based upon the closing sale price of our common stock on the Nasdaq National Market on such date) and multiplying by the number of shares underlying the options.

Employment Contracts, Termination of Employment and Change in Control
Arrangements

  The Company has termination of employment and change in control arrangements in place with Joseph F. Pinkerton, III and David S. Gino. Mr. Pinkerton will receive six months of severance pay if he is terminated without cause, which would result in a severance payment of $137,500 based on Mr. Pinkerton's current salary. Additionally, if after six months of an inability to perform his duties due to a permanent disability Mr. Pinkerton is terminated, he will receive three months of severance pay, which would result in a severance payment of $68,750 based on Mr. Pinkerton's current salary. Upon a change in corporate control that results in a significant reduction in Mr. Gino's role and/or responsibility within 12 months of the change in corporate control, Mr. Gino will receive up to six months of severance pay, which would result in a severance payment of $107,500 based on Mr. Gino's current salary. Additionally, 75% of his then unvested options will accelerate and vest immediately.

  Our 2000 Stock Incentive Plan, which governs the options granted to the named executive officers, includes the following change in control provisions which may result in the accelerated vesting of outstanding option grants and stock issuances:

  . In the event that we are acquired by merger or asset sale or board-approved sale by the stockholders of more than 50% of our outstanding voting stock, each outstanding option under the discretionary option grant program which is not to be assumed by the successor corporation or otherwise continued in effect will immediately become exercisable for all the option shares, and all outstanding unvested shares will immediately vest, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect.

  . The compensation committee will have complete discretion to grant one or more options that will become exercisable for all the option shares in the event those options are assumed in the acquisition and the optionee's service with us or the acquiring entity is subsequently involuntarily terminated. The vesting of any outstanding shares under our 2000 plan may be accelerated upon similar terms and conditions.

  . The compensation committee may grant options and structure repurchase rights so that the shares subject to those options or repurchase rights will immediately vest in connection with a hostile take-over effected through a successful tender offer for more than 50% of our outstanding voting stock or a change in the majority of our board through one or more contested elections. Such accelerated vesting may occur either at the time of such transaction or upon the subsequent termination of the optionee's services.

  . The options currently outstanding under our 1993 Stock Option/Stock
    Issuance Plan, which was succeeded by the 2000 plan, will immediately vest in the event we are acquired by merger or asset sale, unless those options are assumed by the acquiring entity or our repurchase rights with respect to any unvested shares subject to those options are assigned to such entity. If the options are so assumed by the acquiring entity and our repurchase rights are so assigned to such entity, then no accelerated vesting will occur at the time of the acquisition but the options will accelerate and vest in full upon an involuntary termination of the optionee's employment within 18 months following the acquisition.

Compensation Committee Interlocks and Insider Participation

  None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our board of directors or compensation committee. Our compensation committee currently consists of Messrs. Anderson, Lindelow and Rock, none of whom currently serves or has previously served as an officer or employee of our company.

Board Compensation Committee Report on Executive Compensation

  It is the duty of the compensation committee to review and determine the salaries and bonuses of executive officers of Active Power, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The compensation committee also has the sole and exclusive authority to make discretionary option grants to the company's executive officers under our 2000 Stock Incentive Plan.

  The compensation committee believes that the compensation programs for the company's executive officers should reflect Active Power' performance and the value created for Active Power' stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the company and should reward individual contribution to Active Power' success. Active Power is engaged in a very competitive industry, and the company's success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

  General Compensation Policy. The compensation committee's policy is to provide the company's executive officers with compensation opportunities which are based upon their personal performance, the financial performance of the company and their contribution to that performance and which are competitive enough to attract and retain highly skilled individuals. Each executive officer's compensation package is comprised of three elements: (i) base salary that is competitive with the market and reflects individual performance, (ii) annual variable performance awards payable in cash and tied to the company's achievement of annual financial, strategic and operational objectives in addition to individual contributions to these objectives and (iii) long-term stock-based incentive awards designed to strengthen the mutual interest of Active Power's executive officers and its stockholders.

  Factors. The principal factors that were taken into account in establishing each executive officer's compensation package for fiscal 2000 are described below. However, the compensation committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

  Base Salary. In setting base salaries, the compensation committee reviewed published compensation survey data for its industry. Specifically, the Committee considered an October 2000 report by the Watson Wyatt Worldwide consulting firm, entitled Executive Compensation Review and Stock Option Modeling Report. The base salary for each officer reflects the salary levels for comparable positions in the published surveys and the comparative group of companies, as well as the individual's personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual in the sole discretion of the compensation committee. Each executive officer's base salary is adjusted each year on the basis of (i) the compensation committee's evaluation of the officer's personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. Active Power' performance may also be a factor in determining the base salaries of executive officers.

  Annual Incentives. In setting bonus amounts to executive officers, the compensation committee looks to external market data to assemble competitive variable compensation levels in competitive companies and markets. Based on the foregoing factors and the company's performance for fiscal 2000, bonuses were awarded to the executive officers named in the Summary Compensation Table in the indicated amounts.

  Long-Term Incentives. Generally, stock option grants are made annually by the compensation committee to each of the company's executive officers. Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage Active Power from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the company's common stock at a fixed price per share (typically, the market price on the grant date) over a specified period of time (up to ten years). Each option becomes exercisable in a series of installments over a four-year period, contingent upon the officer's continued employment with Active Power. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by the company during the vesting period, and then only if the market price of the shares appreciates over the option term.

  The size of the option grant to each executive officer is set by the compensation committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the company, the individual's personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The compensation committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. The compensation committee has established certain guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.

  CEO Compensation. In setting the total compensation payable to our Chief Executive Officer, Joseph F. Pinkerton III, in fiscal 2000, the compensation committee has taken into consideration Mr. Pinkerton's prior accomplishments and strategic leadership in our industry and also sought to make that compensation competitive with the compensation paid to the chief executive officers of comparable companies. Additionally, the compensation committee looked to Active Power' performance and stock price appreciation for a significant percentage of his total compensation.

  Employee Stock Purchase Plan. We maintain an employee stock purchase plan that qualifies under Section 423 of the Internal Revenue Code and permits substantially all of our U.S. employees to purchase shares of our common stock. Participating employees may purchase our common stock at a purchase price equal to 85% of the lower of the fair market value of our common stock at the beginning of an offering period or on the exercise date. Employees may designate up to 15% of their base compensation for the purchase of our common stock under this plan. Active Power' executive officers are eligible to participate in this program, subject to any applicable tax laws.

  Retirement Plans. We maintain a plan that complies with the provisions of
Section 401(k) of the Internal Revenue Code. Substantially all U.S. employees are eligible to participate in this plan, and eligibility for participation commences upon hiring. We also maintain retirement plans for certain non-U.S. employees. Obligations under these plans are determined in accordance with local regulations and customs. Active Power' executive officers are eligible to participate in this program, subject to any applicable tax laws.

  Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Active Power' 2000 Stock Incentive Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Cash and other non-performance based compensation paid to Active Power' executive officers for fiscal 2000 did not exceed the $1 million limit per officer, and the compensation committee does not anticipate that the non-performance based compensation to be paid to the company's executive officers will exceed that limit. Because it is unlikely that the cash compensation payable to any of the company's executive officers in the foreseeable future will approach the $1 million limit, the compensation committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the company's executive officers. The compensation committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level.

  It is the opinion of the compensation committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the company's performance and the interests of Active Power' stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

  Submitted by the compensation committee of the board of directors:

                                       Richard E. Anderson
                                       Jan H. Lindelow
                                       Terrence L. Rock

Stock Performance Graph

  The graph depicted below shows a comparison of cumulative total stockholder returns for an investment in our common stock, the Nasdaq Stock Market Index and the CIBC Power Technology & Growth Index.


                             [GRAPH APPEARS HERE]

                           COMPARISON OF CUMULATIVE TOTAL RETURN
                      ------------------------------------------------
                      8/7/00   8/31/00   9/30/00   11/30/00   12/31/00
                      ------   -------   -------   --------   --------
CIBC World Markets
 Power Technology &
 Growth Index          100     130.18    140.86      77.29      90.84
NASDAQ Composite       100     108.89     95.08      67.25      63.95
Active Power           100     413.23    364.70      80.51     129.04


(1) The graph covers the period from August 7, 2000, the first date on which our common stock began trading following our initial public offering of shares of our common stock, to December 31, 2000.

(2) The graph assumes that $100 was invested in our common stock on August 7, 2000 at our initial public offering price of $17.00 per share and in each index, and that all dividends were reinvested. No cash dividends have been declared on our common stock.

(3) Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

   NO INCORPORATION BY REFERENCE OF CERTAIN PORTIONS OF THIS PROXY STATEMENT

  Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by us under those statutes, neither the preceding Stock Performance Graph, the audit committee report nor the compensation committee report is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by us under those statutes.

     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

  The members of our board of directors, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, which require them to file reports with respect to their ownership of our common stock and their transactions in such common stock. Based upon (i) the copies of Section 16(a) reports we received from such persons for their fiscal 2000 transactions in our common stock and their common stock holdings, and (ii) the written representations received from one or more of such persons that no other reports were required to be filed by them for fiscal 2000, we believe that all reporting requirements under Section 16(a) for fiscal 2000 were met in a timely manner by our directors, executive officers and greater than ten percent beneficial owners.

                                 ANNUAL REPORT

  A copy of our Annual Report to Stockholders for fiscal 2000 has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the annual meeting. The annual report is not incorporated into this proxy statement and is not considered proxy solicitation material.

                          ANNUAL REPORT ON FORM 10-K

  We filed an Annual Report on Form 10-K with the Securities and Exchange Commission on March 15, 2001. Stockholders may obtain a copy of this report, without charge, by writing to the attention of Investor Relations, at our principal executive offices located at 11525 Stonehollow Drive, Suite 110, Austin, Texas 78758.

                                   THE BOARD OF DIRECTORS OF ACTIVE POWER, INC.

Dated: March 15, 2001

                                                                     Appendix A

                          SECOND AMENDED AND RESTATED

                        CHARTER OF THE AUDIT COMMITTEE

                                      OF

                              ACTIVE POWER, INC.

PURPOSE

  The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the stockholders and others, the systems of internal controls which management and the Board of Directors have established, and the Corporation's audit and financial reporting processes.

  The Corporation's independent auditors' ultimate accountability is to the Board of Directors and the Audit Committee, as representatives of stockholders. The Audit Committee, as such representatives, has the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors (or to nominate the independent auditors to be proposed for stockholder ratification in any proxy statement).

  The Audit Committee's primary duties and responsibilities are to:

  1. Oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Corporation.

  2. Oversee that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Corporation.

  3. Oversee that management has established and maintained processes to assure compliance by the Corporation with all applicable laws, regulations and corporate policy.

  The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

  The Corporation's management is responsible for preparing the Corporation's financial statements. The Corporation's independent auditors are responsible for auditing the financial statements. The activities of the Committee are in no way designed to supersede or alter those traditional responsibilities. Except to the extent required by the Nasdaq Policy (defined below), membership on the Committee does not call for the professional training or technical skills generally associated with career professionals in the fields of accounting and auditing. In addition, the Corporation's independent auditors and the internal audit staff have more available time and information than does the Committee. Accordingly, the Committee's role does not provide any special assurances with regard to the Corporation's financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

COMPOSITION

  The Audit Committee shall be comprised of three or more independent directors elected by the Board of Directors for a one-year term, all of whom (except as otherwise permitted) shall meet the requirements of NASD Marketplace Rule 4310(c)(26) (the "Nasdaq Policy"). The Chairman, if any, of the Audit Committee shall be appointed by the Board of Directors.

  In addition to the other requirements of the Nasdaq Policy, all members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

MEETINGS

  The Audit Committee shall meet on a regular basis and shall hold special meetings as required to discharge the functions specified in this Charter. A majority of the Audit Committee will constitute a quorum for the conduct of business.

  Minutes will be kept of each meeting of the Audit Committee and will be provided to each member of the board. Any action of the Audit Committee shall be subject to revision, modification, rescission or alteration by the Board of Directors, provided that no neglect of third parties shall be affected by any such revision, modification, rescission or alteration.

RESPONSIBILITIES AND DUTIES

  To fulfill its responsibilities and duties the Audit Committee shall:

   1. Review this Charter at least annually to ensure compliance with the Nasdaq Policy and, if required, recommend changes to the Board of Directors.

   2. Review the Corporation's significant accounting principles, policies and practices.

   3. Review the Corporation's annual financial statements and any other relevant reports or other financial information.

   4. Review the regular internal financial reports prepared by management and any internal auditing department.

   5. Recommend to the Board of Directors the selection of the independent auditors and approve the fees and other compensation to be paid to the independent auditors. On an annual basis, the Committee shall obtain a formal written statement from the independent auditors delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1, and shall review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence and consider the compatibility of non-audit services with the auditors' independence.

   6. Review the intended scope of the annual audit and the audit methods and principles being applied by the independent auditors.

   7. In conjunction with the independent auditors, review the integrity of the Corporation's financial reporting processes.

   8. Review the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

   9. Following completion of the annual audit, review separately with the independent auditors, the internal auditing department, if any, and management any significant difficulties encountered during the course of the audit.

  10. Review with financial management and the independent auditors the Corporation's quarterly financial results prior to the release of earnings and/or the Corporation's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Corporation's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 11.) The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

  11. Discuss certain matters required to be communicated to the audit committees in accordance with AICPA Auditing Standards (SAS) No. 61, including:

    (a)   The auditors' responsibility under Generally Accepted Auditing
          Standards;

    (b)   Significant accounting policies;

    (c)   Management judgments and accounting estimates;

    (d)   Significant audit adjustments;

    (e) Other information in documents containing audited financial statements;

    (f) Disagreements with management including accounting principles, scope of audit and disclosures;

    (g)   Consultation with other accountants by management, and

    (h)   Difficulties encountered in performing the audit.

  12. On at least an annual basis, review with the Corporation's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Corporation's compliance with applicable laws and regulations and inquiries received from regulators or governmental agencies.

  13. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

[FRONT OF CARD]

                              ACTIVE POWER, INC.

                                     PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ACTIVE
POWER, INC.

  The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders (the "Annual Meeting") of Active Power, Inc., a Delaware corporation ("Active Power"), and the related Proxy Statement dated March 15, 2001, and appoints David S. Gino and Michael Chibib, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Active Power which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting to be held April 26, 2001 at Renaissance Austin Hotel, 9721 Arboretum Boulevard, Austin, Texas 78759, at 3:00 p.m. Central Daylight Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present at the Annual Meeting. The shares represented by this Proxy shall be voted in the manner set forth hereon.

1. TO ELECT THE FOLLOWING TWO(2) NOMINEES AS DIRECTORS:

   Class I Directors to serve for a three-year term ending at the 2004 annual meeting of stockholders or until their successors are duly elected and qualified:

                                                   Richard E. Anderson
                                                     Rodney S. Bond

   [_] FOR ALL nominees                            [_] WITHHOLD AUTHORITY to
                                                       vote for ALL nominees

   [_] FOR all nominees listed EXCEPTED those listed below.

   INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.

   ----------------------------------------------------------------------------

                                     (continued and to be signed on the reverse)

[REVERSE OF CARD]

(continued from front)

2.  [_] FOR   [_] AGAINST  [_] ABSTAIN   TO RATIFY THE APPOINTMENT OF ERNST &
                                         YOUNG LLP AS INDEPENDENT AUDITORS FOR
                                         ACTIVE POWER FOR THE FISCAL YEAR
                                         ENDING DECEMBER 31, 2001.

3. In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the Annual Meeting.

    The Board of Directors recommends a vote FOR both of the directors listed above and a vote FOR the listed proposal. This Proxy, when properly executed, will be voted as specified hereon. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF BOTH OF THE DIRECTORS LISTED ABOVE AND "FOR" THE LISTED PROPOSAL.

    Please print the name(s) appearing
    on each share certificate(s) over
    which you have voting authority:____________________________________________
                                        (Print name(s) exactly as it (they)
                                             appear(s) on certificates)


    Please sign your name:___________________________  Date:_____________, 2001
                           (Authorized Signature(s))

    IMPORTANT: PLEASE SIGN AS YOUR NAME APPEARS HEREON. IF SHARES ARE HELD
               JOINTLY, ALL HOLDERS MUST SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE
               NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.